UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, in 2024 Ondas Autonomous Systems Inc. (“OAS”), a subsidiary of Ondas Holdings Inc. (the “Company”), issued (i) convertible promissory notes in the aggregate original principal amount of $5.2 million (the “Notes”) to a private investor group, including (a) Privet Ventures LLC, an entity affiliated with Eric Brock, Chairman and Chief Executive Officer of the Company and sole director and Co-Chief Executive Officer of OAS, and (b) Charles & Potomac Capital, LLC, an entity affiliated with a former director of the Company (“C&P”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 3,616,071 shares of OAS common stock, $0.0001 par value per share (the “OAS Common Stock”), to a private investor group, including C&P.

The Company and OAS have provided notice to the holders of the Notes, Warrants, and OAS Common Stock issued by virtue of previously exercised Warrants (collectively, the “Holders”), providing the Holders the opportunity to elect to convert their Notes and/or exercise their Warrants on a cashless basis into shares of OAS Common Stock and promptly thereafter exchange such shares of OAS Common Stock (including those shares previously issued by virtue of previously exercised Warrants) for shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Exchange”). The Company requested the Holders to provide written election to the Company if they were interested in participating in the Exchange by December 13, 2025.

As of December 12, 2025, the Company has received written election from ten of the eleven Holders. Assuming the Company does not receive any additional elections and none of the Holders who have provided a written election revoke such written election, after giving effect to the Exchange, (i) the Company shall own approximately 99% of OAS and the Holders shall own approximately 1% of OAS on a fully diluted basis and (ii) the Company shall issue an estimated 6,887,150 shares of Common Stock to the Holders based on the closing bid price of the Common Stock on the Nasdaq Stock Market on December 11, 2025. Assuming all Holders provide an election for the Exchange, after giving effect to the Exchange, (i) the Company shall own 100% of OAS and (ii) the Company shall issue an estimated 7,325,914 shares of Common Stock to the Holders based on the closing bid price of the Common Stock on the Nasdaq Stock Market on December 11, 2025. The final number of shares of Common Stock to be issued in the Exchange will be determined based on the closing bid price of the Common Stock on the Nasdaq Stock Market on the trading day prior to the execution of the definitive exchange agreements.

Also, the Company has performed a preliminary analysis of the impact of the Exchange and as a result the Company expects that it will record in the fourth quarter ending December 31, 2025 a one-time, non-cash charge, which will be reflected in the Company’s Consolidated Statements of Operations for the year ending December 31, 2025. Assuming the Company does not receive any additional elections and none of the Holders who have provided a written election revoke such written election, after giving effect to the Exchange, the non-cash charge is currently estimated to be approximately $56.6 million. Assuming all Holders provide an election for the Exchange, after giving effect to the Exchange, the non-cash charge is currently estimated to be approximately $60.5 million.

The Company expects to enter into definitive exchange agreements during the week of December 15, 2025.

Forward Looking Statements

Statements made in this Current Report on Form 8-K that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Exchange, including the level of participation, timing to execute definitive exchange agreements, the Company’s estimates for the number of shares of Common Stock to be issued in the Exchange and the Company’s estimates for the one-time, non-cash charge to be reflected in the Company’s Consolidated Statements of Operations for the year ending December 31, 2025. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties relate, among other things, to fluctuations in our stock price and changes in market conditions. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Neil J. Laird
Neil J. Laird Chief Financial Officer

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